Exhibit 5

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

March 15, 2007

Health Net, Inc.

21650 Oxnard Street

Woodland Hills, CA 91367

Re:	Registration Statement on Form S-3 of Health Net, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Health Net, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 to be filed on the date hereof (the “Registration Statement”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an unspecified aggregate number of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), together with the rights to purchase Series A Junior Participating Preferred Stock associated therewith (the “Rights” and, together with the Common Stock, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of

(i)	the Registration Statement;

(ii)	the Sixth Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware;

(iii)	the Ninth Amended and Restated Bylaws of the Company, as amended by Amendment Number One to Ninth Amended and Restated Bylaws, each as certified by Linda V. Tiano, Senior Vice President, General Counsel and Secretary of the Company;

(iv)	the Rights Agreement, dated as of July 27, 2006, by and between the Company and Wells Fargo Bank, N.A., as rights agent;

(v)	the Accelerated Share Repurchase Agreement, dated as of December 13, 2006, by and between the Company and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMCB”);

(vi)	a specimen certificate representing the Common Stock; and

(vii)	certain resolutions of the Board of Directors of the Company, adopted on March 8, 2007, as certified by Linda V. Tiano, Senior Vice President, General Counsel and Secretary of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the

Health Net, Inc.

March 15, 2007

originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to the corporate laws of the State of Delaware that, in our experience, are applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinion herein which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act; (ii) certificates representing the Common Stock in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to JPMCB; and (iii) the Securities have been sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP